Exhibit 99.1

PRESS RELEASE

Charlotte’s Web Appoints Greg Gould Chief Financial Officer and Chief Administration Officer

DENVER June 20, 2022 - (TSX:CWEB, OTCQX:CWBHF) Charlotte’s Web Holdings, Inc., (“Charlotte’s Web” or the “Company”), the market leader in full-spectrum cannabidiol (“CBD”) hemp extract wellness products, has appointed Greg Gould as the Company’s Chief Financial Officer and Chief Administration Officer.

Greg Gould is a senior finance executive with more than two decades of experience in Chief Financial Officer roles, leading multiple small and medium-sized businesses within the natural wellness and biopharmaceutical sectors. Mr. Gould brings significant financial and operational experience from both publicly traded and privately held companies. He is a Certified Public Accountant with expertise in building and leading accounting departments, finance teams and reporting systems.

Mr. Gould has been acting as a financial advisor to the Company since April of this year, providing leadership and support for the Company’s financial and regulatory reporting process. Charlotte’s Web became a registered reporting issuer under the United States Securities and Exchange Commission for 2022, and Mr. Gould has substantial experience in financial leadership roles for publicly listed SEC reporting companies.

[***] Indicates material that has been excluded from this Exhibit 10.1 because it is not material.

“Due to Greg’s advisory work with Charlotte’s Web this year, his familiarity with our business and leadership enables a fluid transition,” said Jacques Tortoroli, Chief Executive Officer of Charlotte’s Web. “And with his 20 years of experience in the natural wellness and biotech sectors, his appointment is a key asset for our future-forward business strategy.”

Mr. Gould stated: “I am very excited to join the Charlotte’s Web team to continue the buildout of the world’s leading CBD brand as we focus on the most effective way to improve quality of life for people around the world while creating long-term shareholder value.”

Lindsey Jensen, the former Chief Financial Officer, resigned for personal reasons and will continue with the Company for a transitional period. The Board of Directors extends its gratitude for the significant contributions Ms. Jensen made to the Company since joining Charlotte’s Web in 2019 and wishes her well in her future endeavors.

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About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands which includes Charlotte's Web™, CBD Medic™, CBD Clinic™, and Harmony Hemp™. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are 100-percent American farm -grown using organic and regenerative cultivation practices. The Company’s hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at two centers of excellence in Louisville, Colorado, and the Hauptmann Woodward Research Institute at the University at Buffalo, part of the State University of New York (SUNY) network. Web product categories include full-spectrum hemp CBD oil tinctures (liquid products), CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs.  Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to more than 15,000 retail, over 8,000 health care practitioners, and online through the Company's website at www.CharlottesWeb.com

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to, among others: the future of Charlotte’s Web and the impacts of management changes.

[***] Indicates material that has been excluded from this Exhibit 10.1 because it is not material.

Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, the following: the impact of the COVID-19 pandemic; the regulatory climate in which the Company currently operates and may in the future operate; consumer interest in CBD; successful sales of the Company's products; and the success of sales and marketing activities. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the "Risk Factors" section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2021 available on www.SEDAR.com and www.sec.gov , and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedar.com. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information:

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com